Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Jay Mitchell
October 22, 2009	713-996-4118
T-3 ANNOUNCES THIRD QUARTER 2009 CONFERENCE CALL
HOUSTON — October 22, 2009. T-3 Energy Services, Inc. (NASDAQ:TTES — News) has scheduled a conference call to discuss third quarter 2009 results on Wednesday, November 4, 2009 at 11:00 a.m. Central Time.
Date: November 4, 2009
Time: 11:00 AM CT
Listen via Internet: www.t3energy.com
Telephone: 719-325-2312
The call will be broadcast live through the Investor Relations link on T-3’s website at www.t3energy.com, and a replay will be available on the site for 30 days following the conference. Participants may also join the conference by dialing 719-325-2312 ten minutes prior to the scheduled start time and asking for the T-3 Energy Services conference call.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas. For further information, see www.t3energy.com.
Certain statements and answers to questions during the conference call may contain “forward-looking statements.” These statements, and all phases of the Company’s operations, are subject to risks and uncertainties, any one of which could cause actual results to differ materially from those described in the forward-looking statements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk factors, which are detailed in the Company’s most recent Annual Report on Form 10-K filed with the SEC and available from the Company.
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